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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARIES OF THE COMPANY:
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                                                                     PLACE OF              PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                                                  INCORPORATION                  OWNED BY REGISTRANT
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
Beagen Street Corporation                                            Delaware                                       100
Flagg Bros. of Puerto Rico, Inc.                                     Delaware                                       100
GCO Properties, Inc.                                                 Tennessee                                      100
Genesco de Mexico, S.A. de C.V.                                      Mexico                                         100
Genesco Global, Inc.                                                 Delaware                                       100
Genesco Merger Company Inc.                                          Tennessee                                      100
Genesco Netherlands BV                                               Netherlands                                    100
Genesco World Apparel, Ltd.                                          Delaware                                       100
Mitre Sports International Limited                                   England                                        100
GCO Apparel, Inc.                                                    Tennessee                                      100
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